Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into effective as of the 18th day of December, 2012 (the “Effective Date”), by and among NEEDLE DEVELOPMENT, INC., a Georgia corporation (“Seller”), SOLOMON HOLDINGS IV, DOGWOOD ACWORTH, LLC, a Georgia limited liability company (“Assignor”), and CHT ACWORTH GA OWNER, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, on or about November 1, 2006, Seller and Assignor entered into that certain Real Estate Purchase Agreement (the “Original Purchase Agreement”), by which Seller agreed to sell, and Assignor agreed to purchase, among other things, approximately 7.0 acres of contiguous land located in Acworth, Georgia (the “Property”);

WHEREAS, after the execution of the Original Purchase Agreement, but prior to the date hereof, the Property has been legally subdivided into two parcels (Lot 1 being approximately 2.95 acres and Lot 2 being approximately 3.99 acres) and the Original Purchase Agreement has been amended to reflect same pursuant to that certain First Amendment to Real Estate Purchase Agreement dated as of the date hereof (the Original Purchase Agreement as amended by the First Amendment, the “Purchase Agreement”);

WHEREAS, Assignor desires to assign all of Assignor’s rights, and Assignee desires to assume all of Assignor’s obligations, under the Purchase Agreement with respect to Lot 1; and

WHEREAS, Seller is willing to consent to such partial assignment and assumption of the Purchase Agreement as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor and Assignee to Seller, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals, Defined Terms. The foregoing recitals are true and correct and are hereby incorporated by reference. The defined terms as used in this Assignment shall have the same meaning when used herein, unless a contrary intent is indicated. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Assignment. Subject to Section 4 hereof, Assignor hereby unconditionally grants, transfers, assigns, delivers and conveys to Assignee as of the Effective Date, all of Assignor’s right, title and interest in and under the Purchase Agreement with respect to Lot 1. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever, arising out of or incident to the Purchase Agreement with respect to Lot 1 prior to the date hereof.

3. Assumption. Assignee hereby unconditionally assumes, and agrees to be bound by, all obligations and liabilities of Assignor under or relating to the Purchase Agreement with respect to Lot 1 arising from and after the date hereof. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever, arising out of or incident to the Purchase Agreement with respect to Lot 1 after the date hereof other than any claims, demands, liabilities, costs, damages, and causes of action directly caused by Assignor.

4. Earnest Money. Notwithstanding anything herein to the contrary, Assignor does not assign to Assignee any of Assignor’s right, title and interest in and to the Earnest Money (as that term is defined in the Purchase Agreement).

5. Governing Law. THIS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF GEORGIA. ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN COBB COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN COBB COUNTY, GEORGIA.

6. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

[signatures appear on next page]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

“ASSIGNOR”

SOLOMON HOLDINGS IV, DOGWOOD ACWORTH, LLC, a Georgia limited liability company

By:	/s/ Alfred S. Holbrook, III
Alfred S. Holbrook, III, Co-Manager

By:	/s/ Daniel T. Needle
Daniel T. Needle, III, Co-Manager

“ASSIGNEE”

CHT ACWORTH GA OWNER, LLC, a Delaware limited liability company

By:	/s/ Kevin R. Maddron
Name:	Kevin R. Maddron
Title:	Senior Vice President

“SELLER”

NEEDLE DEVELOPMENT, INC., a Georgia corporation

By:	/s/ Daniel T. Needle
Name:	Daniel T. Needle
Title:	President